                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             KEY ENERGY GROUP, INC
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                (Name of Registrant as Specified in its Charter)

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     Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.: Schedule 14A

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     (3) Filing Party: Key Energy Group, Inc.

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     (4) Date Filed: November 26, 1997

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

                         [KEY ENERGY GROUP, INC. LOGO]

                             KEY ENERGY GROUP, INC.
                          TWO TOWER CENTER, 20TH FLOOR
                            EAST BRUNSWICK, NJ 08816

                                                               November 28, 1997

Dear Stockholder:

     You are cordially invited to attend the annual meeting of Stockholders of Key Energy Group, Inc. (the "Company") to be held at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816, at 11:00 A.M. on Tuesday, January 13, 1998.

     Matters to be considered and acted upon by the Stockholders include (i) the election of six Directors; (ii) a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the Company's authorized capital stock from 25,000,000 shares, par value $.10 per share, to 100,000,000 shares (the "Amendment") and (iii) a proposal to adopt the Company's 1997 Incentive Plan. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

     The adoption of the Amendment requires the affirmative vote of two-thirds of the outstanding shares of Common Stock. The failure to vote in person or by proxy, or to abstain from voting, will have the same effect as a vote against the Amendment. Therefore, the Directors urge each Stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it promptly in the enclosed envelope. Returning a proxy will not prevent a Stockholder from voting in person at the meeting.

                                            Sincerely,

                                            /s/ FRANCIS D. JOHN
                                            -----------------------------
                                            Francis D. John
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                             KEY ENERGY GROUP, INC.
                          TWO TOWER CENTER, 20TH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 13, 1998
                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Key Energy Group, Inc. (the "Company") will be held at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816 at 11:00 A.M. on Tuesday, January 13, 1998, to consider and act upon the following matters:

          (1) To elect six Directors for the ensuing year or until their successors are elected and qualified;

          (2) To consider and act upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the Company's authorized capital stock from 25,000,000 shares, par value $.10 per share, to 100,000,000 shares;

          (3) To consider and act upon a proposal to adopt the Company's 1997 Incentive Plan; and

          (4) To consider and act upon such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on November 14, 1997, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting. Only those Stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting.

     A complete list of the Stockholders entitled to vote at the Annual Meeting will be open for inspection at the Company's offices, Two Tower Center, 20th Floor, East Brunswick, New Jersey, at least 10 days before the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ JACK D. LOFTIS
                                            -------------------
                                            Jack D. Loftis, Jr.
                                            Secretary

East Brunswick, New Jersey
November 28, 1997

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. A STOCKHOLDER MAY, IF SO DESIRED, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON AT THE MEETING.

                             KEY ENERGY GROUP, INC.
                          TWO TOWER CENTER, 20TH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816

                                PROXY STATEMENT
                                      FOR
                          ANNUAL STOCKHOLDERS MEETING
                          TO BE HELD JANUARY 13, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Key Energy Group, Inc. (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816 at 11:00 A.M. on Tuesday, January 13, 1998, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to the Company's Stockholders on or about November 28, 1997. The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997, is being mailed to Stockholders with the mailing of this Proxy Statement.

     The Company will bear all costs of solicitation of proxies. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials. In addition, D. F. King & Co. has been engaged to solicit proxies for the Company for a fee of $6,500, plus costs and expenses.

REVOCABILITY OF PROXIES

     Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised, by delivering to the Secretary of the Company at its principal executive office located at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816, a written notice of revocation or another duly executed proxy bearing a later date. A Stockholder also may revoke his proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     Only holders of record of common stock, par value $.10 per share (the "Common Stock"), of the Company at the close of business on November 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Each share of Common Stock is entitled to one vote. On the Record Date there were outstanding and entitled to vote 18,087,455 shares of Common Stock.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast (9,043,728 shares) will constitute a quorum for the transaction of business at the Annual Meeting. A proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be voted "for" the election of the nominees for Directors listed herein and in favor of the other matters set forth in the Notice of Annual Meeting accompanying this Proxy Statement. A Stockholder marking the proxy "Abstain" will not be counted as voting in favor of or against the particular proposal from which the Stockholder has elected to abstain. If a quorum exists, the proposals can be adopted by an affirmative vote of (i) in the case of election of Directors, a plurality; (ii) in the case of the proposal to adopt the amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the Company's authorized capital stock from 25,000,000 shares to 100,000,000 shares (the "Amendment"), by an affirmative vote of two-thirds of the issued and outstanding shares entitled to vote; and
(iii) in the case of the proposal to adopt the Company's 1997 Incentive Plan (the "1997 Incentive Plan"), a majority of the shares voted thereon. Since the proposal to adopt the Amendment requires the affirmative vote of two-thirds of the shares entitled to vote, as opposed to a percentage of the issued and outstanding shares entitled to vote that are present at the Annual Meeting, the failure to vote in person or by proxy will have the same effect as a vote against the Amendment.

     Votes cast at the Annual Meeting will be tabulated by a duly appointed inspector of election. The inspector will treat shares represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector will treat shares represented by "broker non-votes" as present for purposes of determining a quorum, although such shares will not be voted on any matter for which the record holder of such shares lacks authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners of persons entitled to vote;
(ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; and (iii) the record holder has indicated on the proxy card or has otherwise notified the Company that it does not have authority to vote such shares on that matter.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six Directors are to be elected, each Director to hold office until the next annual meeting of Stockholders and until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the Board of Directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. All of the nominees, except Mr. Breazzano (who was elected by the Board to fill a vacancy), previously have been elected as Directors by the Stockholders. If any of the nominees become unavailable to serve, the shares represented by proxies will be voted for the election of a substitute nominee selected by the persons named in the proxy, or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable for election.

     Certain information concerning the nominees is set forth below.

                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                          NOVEMBER 14, 1997(1)
                                                                         -----------------------
                                                              DIRECTOR                 PERCENT
             NAME                      POSITION         AGE    SINCE      SHARES     OF CLASS(2)
             ----                      --------         ---   --------   ---------   -----------
Francis D. John(3)(6).........  Chairman of the Board,  43      1988      469,535        2.6%
                                President and Chief
                                Executive Officer
Kevin P. Collins(3)(4)(7).....  Director                46      1996       78,405          *
William Manly(4)(5)(8)........  Director                74      1989       41,992          *
W. Phillip Marcum(5)(9).......  Director                53      1996       78,405          *
David J. Breazzano(3)(4)......  Director                41      1997           --         --
Morton Wolkowitz(3)(5)(10)....  Director                67      1989      368,282        2.0%

---------------

 *  Less than one percent.

(1) Includes all shares with respect to which each person directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

(2) Based on 18,087,455 shares of Common Stock outstanding at November 14, 1997.

(3) Member of the Executive Committee.

(4) Member of the Audit Committee.

(5) Member of the Compensation Committee.

(6) Includes 432,500 shares issuable upon the exercise of vested options and 6,914 shares issuable pursuant to currently exercisable warrants. Does not include (i) 317,500 shares issuable pursuant to options that have not vested, including 250,000 shares subject to approval of the 1997 Incentive Plan (62,500 of which will become exercisable upon such approval); or (ii) 50,045 shares held by Mr. John as custodian for his two children, and 1,350 shares held by Mr. John's wife, as to which Mr. John disclaims beneficial ownership.

(7) Includes 23,333 shares issuable upon the exercise of vested options. Does not include 46,667 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

(8) Includes 41,666 shares issuable upon the exercise of vested options. Does not include 46,667 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

(9) Includes 23,333 shares issuable upon the exercise of vested options. Does not include 46,667 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

(10) Includes 66,666 shares issuable upon the exercise of vested options and 6,914 shares issuable pursuant to currently exercisable warrants. Does not include 28,334 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

     Francis D. John has been Chairman of the Board since August 1996 and the Chief Executive Officer since October 1989. He served as the Chief Financial Officer from October 1989 through July 1997. Before joining the Company, he was Executive Vice President of Finance and Manufacturing of Fresenius U.S.A., Inc. Mr. John previously held operational and financial positions with Unisys Corporation, Mack Trucks, Inc. and Arthur Andersen LLP. He received a BS from Seton Hall University and an MBA from Fairleigh Dickinson University.

     Kevin P. Collins has served as a principal of JHP Enterprises, Ltd. since 1992, and from 1985 to 1992, as Senior Vice President of DG Investment Bank, Ltd., both of which are engaged in providing corporate finance and advisory services. Mr. Collins was a Director of WellTech, Inc. ("WellTech") from January 1994 until March 1996, when WellTech was merged into the Company (the "WellTech Merger"). He holds a BS and an MBA from the University of Minnesota.

     William Manly retired from his position as Executive Vice President of Cabot Corporation in 1986, a position he had held from 1978. Mr. Manly is a Director of Metallamics, Inc. and a Director of Forge Performance Products, Inc. He holds a BS and an MS from the University of Notre Dame.

     W. Phillip Marcum was a director of WellTech from January 1994 until March 1996. From October 1995 until March 1996, Mr. Marcum was the acting Chairman of the Board of Directors of WellTech. He has been Chairman of the Board, President and Chief Executive Officer of Marcum Natural Gas Services, Inc. since January 1991. He holds a BBA from Texas Tech University.

     David J. Breazzano is one of the three principals at DDJ Capital Management, LLC, an investment management firm that was established in 1996. Mr. Breazzano previously served as a Vice President and Portfolio Manager at Fidelity Investments ("Fidelity") from 1990 to 1996. Before joining Fidelity, Mr. Breazzano was President and Chief Investment Officer of the T. Rowe Price Recovery Fund. He is a Director of BioSafe International, Inc. He holds a BS from Union College and an MBA from Cornell University.

     Mr. Wolkowitz served as the President and Chief Executive Officer of Wolkow Braker Roofing Corporation, a company that provided a variety of roofing services, from 1958 through 1989. Mr. Wolkowitz has been a private investor since 1989. He holds a BS from Syracuse University.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 1997, the Board of Directors held six meetings. Each of the current Directors who then was in office attended at least 75% of the meetings of the Board of Directors and all committees thereof on which such Director served.

     The Board of Directors has designated an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee may take such actions as the Board delegates to it. The Executive Committee held eight meetings during fiscal year 1997. The Audit Committee meets with the Company's independent auditors at least twice annually to review financial results, internal financial controls and procedures, and audit plans and recommendations. It also recommends the selection, retention or termination of independent public accountants, approves services provided by the independent public accountants before providing such services, and evaluates the possible effect the performance of such services will have on their independence. The Audit Committee held two meetings during fiscal year 1997. See "Additional
Information -- Auditors." The Compensation Committee recommends to the Board of Directors the compensation of Executive Officers and Directors and the adoption of stock grant and stock option plans. See "Proposal to Adopt the 1997 Incentive Plan -- Administration" and "Other Information -- Compensation Committee Report." The Compensation Committee held two meetings during fiscal year 1997.

DIRECTOR COMPENSATION

     Compensation for the non-employee Directors for fiscal year 1997 was $3,000 per month. Directors are reimbursed for travel and other expenses directly associated with Company business. Such compensation is for service as a Director as well as for advisory services that Directors may provide the Company from time to time. All non-employee Directors during fiscal 1997 were granted options to purchase 20,000 shares of Common Stock under the Company's 1995 Outside Directors Stock Option Plan (the "1995 Directors Plan"). Each of the options vests in four annual installments commencing June 30, 1997 and is subject to approval of the 1997 Incentive Plan. See "Proposal to Adopt the 1997 Incentive Plan."

EXECUTIVE OFFICERS

     The Company's executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of Stockholders. All the Company's executive officers are listed in the foregoing table with the exception of the following:

     Kenneth V. Huseman, 44, became an Executive Vice President of the Company in March 1996 and Chief Operating Officer in August 1996. He was the Mid-Continent Regional President of WellTech from August 1994 to March 1996, and Vice President and Mid-Continent Regional Manager of WellTech from April 1993 to August 1994. Before serving at WellTech, he worked for Pool Energy Services Co. He holds a BBA from Texas Tech University.

     Stephen E. McGregor, 48, joined the Company in July 1997 as an Executive Vice President and the Chief Financial Officer. From July 1995 until July 1997, he was Senior Advisor to BT Wolfensohn and its predecessor, James D. Wolfensohn, Inc. He was President and Member of Pacific Century Group L.L.C. from September 1993 until July 1995, and was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom in its Washington, D.C. and London, England, offices from 1982 until 1993. Mr. McGregor also served as Deputy Assistant Secretary for Oil and Gas Policy during the Carter Administration and before that was counsel to the United States Senate Commerce Committee. Mr. McGregor has a BA from Boston University and a JD from the College of William and Mary.

     Danny R. Evatt, 38, has been a Vice President and the Chief Accounting Officer of the Company since July 1995 and the Treasurer of the Company since July 1990. He has been Treasurer, Secretary and Chief Financial Officer of Yale
E. Key, Inc., a wholly-owned subsidiary of the Company, since 1983. He holds a BBA from Texas A&M University.

     During the fiscal year ended June 30, 1997, Kenneth C. Hill, C. Ron Laidley and D. Kirk Edwards served as executive officers; however, each of such persons, although still employed by certain of the Company's subsidiaries, ceased to be executive officers of the Company in October 1997. See "Other Information."

MANAGEMENT STOCKHOLDINGS

     The following table provides information as of November 14, 1997 with respect to the shares of Common Stock beneficially owned by (i) each Director and executive officer of the Company and (ii) all Directors and executive officers as a group.

                                                                            PERCENTAGE OF
                          NAME OF                              NUMBER OF     OUTSTANDING
                      BENEFICIAL OWNER                         SHARES(1)      SHARES(2)
                      ----------------                        -----------   -------------
Francis D. John(3)..........................................     469,535         2.5%
Kevin P. Collins(4).........................................      78,405       *
William Manly(5)............................................      41,992       *
W. Phillip Marcum(6)........................................      78,405       *
David J. Breazzano..........................................          --          --
Morton Wolkowitz(7).........................................     368,282         2.0%
Danny R. Evatt(8)...........................................      32,500       *
Kenneth V. Huseman(9).......................................      63,656       *
Stephen E. McGregor(10).....................................          --       *
Directors and Executive Officers as a group (9 persons).....   1,132,775         6.0%

---------------
  * Less than 1%.

 (1) Includes all shares with respect to which each person, Director or executive officer directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. With respect to executive officers, includes shares that may be purchased under currently exercisable stock options granted under the Company's 1995 Stock Option Plan (the "1995 Option Plan"). With respect to non-employee Directors, includes shares that may be purchased under currently exercisable stock options granted under the 1995 Directors Plan.

 (2) Based on 18,087,455 shares of Common Stock outstanding at November 14, 1997, plus, for each beneficial owner, those number of shares underlying currently exercisable options or warrants held by each executive officer or Director.

 (3) Includes 432,500 shares issuable upon the exercise of vested options and 6,914 shares issuable pursuant to currently exercisable warrants. Does not include (i) 317,500 shares issuable pursuant to options that have not vested, including 250,000 shares subject to approval of the 1997 Incentive Plan (62,500 of which will become exercisable upon such approval) or (ii) 50,045 shares held by Mr. John as custodian for his two children, and 1,350 shares held by Mr. John's wife, as to which Mr. John disclaims beneficial ownership.

 (4) Includes 23,333 shares issuable upon the exercise of vested options. Does not include 46,667 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

 (5) Includes 41,666 shares issuable upon the exercise of vested options. Does not include 46,667 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

 (6) Includes 23,333 shares issuable upon the exercise of vested options. Does not include 46,667 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

 (7) Includes 66,666 shares issuable upon the exercise of vested options and 6,914 shares issuable pursuant to currently exercisable warrants. Does not include 28,334 shares issuable pursuant to options that have not vested, including 20,000 shares subject to approval of the 1997 Incentive Plan (5,000 of which will become exercisable upon such approval).

 (8) Includes 27,500 shares issuable upon the exercise of vested options. Does not include 27,500 shares issuable pursuant to options that have not vested, including 15,000 shares subject to approval of the 1997 Incentive Plan (3,750 of which will become exercisable upon such approval).

 (9) Includes 50,000 shares issuable upon the exercise of vested options. Does not include 150,000 shares issuable pursuant to options that have not vested, including 100,000 shares subject to approval of the 1997 Incentive Plan (29,167 of which will become exercisable upon such approval).

(10) Does not include 250,000 shares issuable pursuant to options subject to approval of the 1997 Incentive Plan (none of which will be exercisable upon such approval).

REQUIRED VOTE

     The nominees for election as Directors who receive the greatest number of votes shall be elected as Directors.

     The Board of Directors recommends that the Stockholders vote FOR the election of each of the nominees listed above.

      PROPOSED AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Board of Directors has proposed an amendment (the "Amendment") to the Company's Articles of Incorporation which, if adopted, would authorize the issuance by the Company of a maximum of 100,000,000 shares of capital stock, par value $.10 per share, instead of the 25,000,000 shares presently authorized. A copy of the Amendment is attached hereto as Exhibit A. The Board of Directors believes that the increase in authorized capital stock is necessary for the Company to have sufficient shares available for issuance upon conversion of outstanding convertible securities, stock splits and for issuance pursuant to acquisitions or other financing transactions in which the Company may desire to participate in the future, all as more fully described below.

     The Company's Articles of Incorporation currently authorize the issuance of 25,000,000 shares of capital stock that initially have been designated as Common Stock, par value $.10 per share. Under the Articles of Incorporation, the Board of Directors may reclassify and classify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. Therefore, although all of the Company's capital stock currently is classified as Common Stock, the Board of Directors could reclassify authorized but unissued shares of capital stock as one or more series of preferred stock.

     As of November 17, 1997, the Company had issued and outstanding 18,087,455 shares of Common Stock. In addition, as of such date (i) 2,550,556 shares were reserved for issuance under various stock option plans, 1,150,556 of which were reserved for issuance pursuant to the 1997 Incentive Plan and are issuable only upon Stockholder approval of the 1997 Incentive Plan; (ii) 471,795 shares were reserved for issuance upon conversion of the Company's 7% Convertible Subordinated Debentures Due 2003 (the "7% Debentures"); (iii) 119,056 shares were reserved for issuance pursuant to outstanding warrants; and (iv) 365,000 shares were reserved for issuance in connection with the closing of certain pending acquisitions.

     The Company also has outstanding $216 million principal amount of 5% Convertible Subordinated Notes due 2004 (the "5% Notes") which, as of the date hereof, were convertible into an aggregate of 5,610,390 shares of Common Stock. The Company currently does not have sufficient shares authorized for issuance upon conversion of all of the 5% Notes; therefore, no shares of Common Stock have been reserved for issuance upon conversion thereof. Until the Company's authorized capital stock has been increased to a number of shares sufficient to reserve for conversion of the 5% Notes in full, the Company may pay cash in an amount equal to the Current Market Price (as defined in the terms of the 5% Notes) of the Common Stock for which the 5% Notes are convertible in lieu, in whole or in part, of delivering Common Stock. The Company's authority to satisfy its conversion obligation with respect to the 5% Notes in cash rather than in Common Stock will expire on the date the Company has shares of capital stock sufficient for issuance upon conversion of all of the 5% Notes. Upon approval of the Amendment, the Company will reserve 5,610,390 shares for issuance upon conversion of the 5% Notes.

     The Board of Directors believes that issuing Common Stock, rather than paying cash, upon conversion of the 5% Notes will give the Company greater flexibility in its use of available cash for acquisitions and other corporate purposes. In addition, the Company's existing bank credit facility limits the amount of cash the Company may use for payment upon conversion of the 5% Notes to 40% of the aggregate consideration payable upon conversion and prohibits such payment if the Company's leverage ratio exceeds 2.5 to 1 (after giving pro forma effect to the cash payment and the conversion). No assurance can be given that the leverage ratio requirement will be met on any date holders request conversion. If the Amendment is not approved, the Company could be required to obtain a waiver, or risk defaulting on its bank credit facility for using a prohibited amount of cash to convert 5% Notes, or defaulting on the 5% Notes by not having enough cash or Common Stock available to meet its conversion obligations.

     The Company has achieved a significant portion of its growth through the acquisition of other well servicing companies and related businesses and believes that its future growth will be dependent, at least in part, on its ability to identify and acquire similar businesses in the future. Many of the Company's corporate acquisitions have been financed through the issuance of Common Stock or warrants to purchase Common Stock, and the Company anticipates that such a financing alternative to cash will continue to be beneficial to the Company.

     The Board of Directors also believes that the Company will benefit from having available a significant number of shares of capital stock that could be available for issuance in connection with public and private equity financings, with the proceeds of any such financings to be used for a variety of corporate purposes, including the repayment of debt or to pay the purchase price for corporate acquisitions and other transactions.

     The Company has no present plans for any particular issuance of additional shares of Common Stock other than upon the conversion of the 7% Debentures and the 5% Notes, upon the exercise of outstanding convertible securities or pursuant to pending corporate acquisitions as described above. Nonetheless, any authorized but unissued shares of capital stock would be available for issuance at any time without Stockholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of the American Stock Exchange or other exchanges on which the Common Stock may be listed.

     Under certain circumstances, an increase in the number of authorized shares of capital stock can provide corporate management with a means to discourage a change of control, such as through the issuance to Stockholders of rights to purchase additional shares of Common Stock at bargain prices. As in the case of other types of issuances, those intended to prevent or adversely affect changes of control could be accomplished without further Stockholder approval. However, the Board of Directors has no present intention of using the additionally authorized shares for such a purpose and is not aware that any takeover or similar action is contemplated. Moreover, the Company's Articles of Incorporation prohibit any classification or reclassification of the Company's capital stock that would (i) allow more than one vote per share; (ii) allow capital stock to be issued in connection with any so-called "shareholder rights plan", "poison pill," or other anti-takeover measure; or (iii) issue capital stock for consideration less than the fair consideration determined in good faith by the Board of Directors.

REQUIRED VOTE

     The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to approve the Amendment. Since the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock is required to approve the Amendment, as opposed to a specified percentage of the shares present at the Annual Meeting, the failure to vote in person or by proxy, or an abstention from voting, will have the same effect as a vote against the Amendment.

     The Board of Directors recommends that the Stockholders vote FOR the Amendment.

                   PROPOSAL TO ADOPT THE 1997 INCENTIVE PLAN

GENERAL

     The description set forth below summarizes the principal terms and conditions of the Key Energy Group, Inc. 1997 Incentive Plan (the "1997 Incentive Plan"). The Summary does not purport to be a complete description thereof and is qualified in its entirety by reference to the 1997 Incentive Plan, a copy of which is attached hereto as Exhibit B.

     The 1997 Incentive Plan is an amendment and restatement of the plans formerly known as the "Key Energy Group, Inc. 1995 Stock Option Plan" (the "1995 Option Plan") and the "Key Energy Group, Inc. 1995 Outside Directors Stock Option Plan" (the "1995 Directors Plan") (collectively, the "Prior Plans"). The Company has issued options to purchase more shares of Common Stock than are authorized for issuance under the Prior Plans; however, all outstanding options previously granted under the Prior Plans will be assumed and continued, without modification, under the 1997 Incentive Plan. The options to purchase Common Stock in excess of the shares of Common Stock authorized for issuance under the Prior Plans will be valid only if the Stockholders approve the 1997 Incentive Plan.

     The 1995 Option Plan authorizes the issuance of up to 1,100,000 shares of Common Stock to key employees, including officers who may be members of the Board of Directors, Directors who are neither employees or members of the Company's Compensation Committee and other individuals, whether or not employees, who render services of special importance to the management, operation or development of the Company or its subsidiaries, and who have contributed or may be expected to contribute materially to the Company's success. As of the date hereof, the Company has issued options to purchase 2,150,556 shares of Common Stock under the 1995 Option Plan.

     The 1995 Directors Plan authorizes the issuance of up to 300,000 shares of Common Stock to members of the Board of Directors who are not employees of the Company or any of its subsidiaries. As of the date hereof, the Company has issued options to purchase 400,000 shares of Common Stock under the 1995 Directors Plan.

     The 1997 Incentive Plan is intended to foster and promote the financial success of the Company and its subsidiaries and to increase stockholder value by
(i) encouraging commitment and motivating superior performance of key employees, consultants and outside directors by means of equity-based performance awards and (ii) attracting and retaining key employees, consultants and outside directors by providing competitive incentive compensation opportunities.

     Under the 1997 Incentive Plan, the Company may grant the following awards to key employees, Directors who are not employees ("Outside Directors") and consultants of the Company, its controlled subsidiaries, and its parent corporation, if any: (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) "nonstatutory" stock options ("NSOs"), (iii) stock appreciation rights ("SARs"),
(iv) shares of restricted stock, (v) performance shares and performance units,
(vi) other stock-based awards and (vii) supplemental tax bonuses (collectively, "Incentive Awards"). ISOs and NSOs are sometimes referred to collectively herein as "Options".

     The 1995 Option Plan provides only for the grant of Options and, therefore, no other Incentive Awards may be granted thereunder. All provisions relating to Incentive Awards other than Options under the 1997 Incentive Plan constitute a material change from the 1995 Option Plan. Similarly, the 1995 Directors Plan provides only for the grant of NSOs. Therefore, insofar as any provisions of the 1997 Incentive Plan relate to Incentive Awards other than NSOs granted to Outside Directors, such provisions constitute material changes from the 1995 Directors Plan.

     The Company may grant Incentive Awards covering an aggregate of the greater of (i) 3,000,000 shares of the Company's Common Stock and (ii) 10% of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter; provided, however, that a decrease in the number of issued and outstanding shares of Common Stock from the previous calendar quarter shall not result in a decrease in the Common Stock available for issuance under the 1997 Incentive Plan. Up to 3,000,000 shares of Common Stock shall be available for Incentive Stock Options.

     Any shares of Common Stock that are issued and are forfeited or are subject to Incentive Awards under the 1997 Incentive Plan that expire or terminate for any reason will remain available for issuance with respect to the granting of Incentive Awards during the term of the 1997 Incentive Plan, except as may otherwise be provided by applicable law. Shares of Common Stock issued under the 1997 Incentive Plan may be either newly issued or treasury shares, including shares of Common Stock that the Company receives in connection with the exercise of an Incentive Award. The number and kind of securities that may be issued under the 1997 Incentive Plan and pursuant to then outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganizations or similar transactions.

     The maximum number of shares of Common Stock subject to Incentive Awards that may be granted or that may vest, as applicable, to any one Covered Employee (defined below) during any calendar year shall be 500,000 shares, subject to adjustment under the provisions of the 1997 Incentive Plan. The maximum number of shares subject to Options that can be granted to any employee under the 1995 Option Plan is 500,000. The 1995 Directors Plan does not include any similar limitation on the number of Options that may be granted to any Outside Director either annually or for the life of the 1995 Directors Plan; however, the 1995 Directors Plan provides for formula grants such that no Outside Director could ever be granted Options covering more than 75,000 shares.

     The maximum aggregate cash payout subject to Incentive Awards (including SARs, performance units and performance shares payable in cash, or other stock-based awards payable in cash) that may be granted to any one Covered Employee during any calendar year is $2,500,000. For purposes of the 1997 Incentive Plan, "Covered Employee" means a named executive officer who is one of the group of covered employees as defined in Section 162(m) of the Code and the regulations promulgated thereunder (i.e., generally the chief executive officer and the other four most highly compensated executives for a given year).

     No participant shall have any rights as a Stockholder with respect to shares relating to an Incentive Award until the date of issuance of a stock certificate or certificates representing such shares. Nothing contained in the 1997 Incentive Plan or an Incentive Award confers any right with respect to continuation of employment or adjustment of compensation to a participant. Furthermore, no person has a right to claim an Incentive Award under the 1997 Incentive Plan.

     The Company is not required to effect registration pursuant to the Securities Act of 1933, as amended (the "Securities Act") or state law of any shares of Common Stock issued under the 1997 Incentive Plan. In addition, the Company is not required to issue or deliver certificates evidencing shares of Common Stock under the 1997 Incentive Plan until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded.

ADMINISTRATION

     The 1997 Incentive Plan is administered by the Compensation Committee appointed by the Board of Directors (the "Committee") consisting of not less than two directors each of whom is (i) an "outside director" under Section 162(m) of the Code and (ii) a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Whereas the 1995 Option Plan also provides for administration by a committee consisting of outside, non-employee directors, the 1995 Directors Plan is administered by a committee consisting of directors who are not Outside Directors. Subject to the express provisions of the 1997 Incentive Plan, the Committee is authorized to, among other things, determine those eligible individuals to whom Incentive Awards may be granted, grant Incentive Awards to individuals eligible to participate in the 1997 Incentive Plan and determine the terms and conditions (which need not be identical) of each Incentive Award. The 1997 Incentive Plan does not prescribe any factors to be considered by the Committee in determining the individual participants and types of Incentive Awards granted. The 1995 Directors Plan, although administered by a committee consisting of non-Outside Directors, does not give such committee discretionary authority to determine the grants made to Outside Directors. Instead, the 1995 Directors Plan is a formula plan pursuant to which Outside Directors automatically receive a certain number of NSOs on certain dates.

     The Committee also interprets, construes and administers the 1997 Incentive Plan and any related incentive agreements, and makes all of the determinations necessary or advisable with respect to the 1997 Incentive Plan or any Incentive Award granted thereunder. All decisions and determinations of the

Committee are final and binding on all parties. The Company will indemnify members of the Committee against any cost, expenses or liabilities arising out of any action, omission or determination relating to the 1997 Incentive Plan, unless such action, omission or determination was taken or made with gross negligence or willful misconduct. The Prior Plans do not provide for indemnification of the persons administering such plans.

     Subject to certain amendments that require Stockholder approval, the Committee may, in its absolute discretion (i) extend the exercisability of an Incentive Award, (ii) accelerate the vesting or exercisability of an Incentive Award, (iii) eliminate or reduce the restrictions contained in an Incentive Award, (iv) waive any restriction or other provision of an Incentive Award or
(v) otherwise amend or modify an Incentive Award in any manner that is either not adverse to the grantee of such Incentive Award or is consented to by such grantee.

     In addition, the Board of Directors may grant Incentive Awards under the 1997 Incentive Plan including the grant of Incentive Awards to Outside Directors who also are members of the Committee. In such cases, the Board has all the powers and responsibilities of the Committee as to the Incentive Awards so granted. However, the Board may not act in the Committee's capacity to the extent that doing so would disqualify an employee from an exemption under
Section 16(b) of the Exchange Act, violate applicable stock exchange rules or result in the non-deductibility of compensation under Section 162(m) of the Code. The Board of Directors does not have the authority to grant Options under the Prior Plans, as that power is vested solely in the committees administrating the Prior Plans; however, the committee under the 1995 Directors Plan consists of the Directors who are not Outside Directors.

GENERAL TERMS AND TAX INFORMATION RELATING TO INCENTIVE AWARDS

     The material terms of each Incentive Award are reflected in an agreement (the "Incentive Agreement") between the participant and the Company. A summary of the most significant features of the Incentive Awards and their tax consequences to participants who are United States persons and the Company is set forth below.

     Incentive and Nonstatutory Stock Options. Except in limited cases involving certain 10% stockholders or where the terms of the grant specify otherwise, ISOs and NSOs must be exercised within ten years of the grant date. ISOs may only be granted to employees and the exercise price of each ISO granted may not be less than 100% (110% in the case of certain 10% stockholders) of the fair market value of a share of Common Stock on the date of grant. The Committee will have the discretion to determine the exercise price of each NSO granted under the 1997 Incentive Plan; however, an NSO that is intended to qualify as performance based compensation to a Covered Employee subject to Section 162(m) of the Code must be granted with an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date. To the extent that the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any employee during calendar year exceeds $100,000, such options must be treated as NSOs to the extent of such excess.

     The exercise price of each Option is payable in cash upon the exercise of the Option or, in the discretion of the Committee and upon such terms and conditions as it may deem appropriate, through the delivery of shares of Common Stock owned by the Option holder and valued at their fair market value, by withholding shares that would otherwise be acquired on the exercise of the Option and having an aggregate fair market value equal to the total exercise price, or in a combination of the foregoing.

     If a participant's employment or other service with the Company is terminated other than for death, Disability, Retirement or for Cause (as each such term is defined in the 1997 Incentive Plan), his vested Options shall remain exercisable until the earlier to occur of (i) the expiration date set forth in the Incentive Agreement and (ii) 90 days following termination. Under the 1995 Option Plan and the 1995 Directors Plan, such Options are exercisable for a period of three months and 90 days after such termination, respectively. If a participant's employment or other service with the Company is terminated by reason of Disability or death, his vested Options shall remain exercisable until the earlier to occur of (i) the expiration date set forth in the Incentive Agreement and (ii) one year following such termination. If an employee's employment with the

Company is terminated due to his Retirement, his vested Options shall remain exercisable until the earlier to occur of (i) the expiration date set forth in the Incentive Agreement and (ii) for six months following termination in the case of an Incentive Award other than an ISO, and three months following termination in the case of ISO. Under the 1995 Option Plan, all Options remain exercisable for three months after termination of employment due to retirement. Under the 1995 Directors Plan, NSOs remain exercisable for a period of 12 months after termination of employment due to retirement. No Option shall be exercisable after the expiration of its term. If a participant's employment or other service with the Company is terminated for Cause, all outstanding Options, whether vested or otherwise, shall expire at the commencement of business on the date of such termination. The Committee, in its discretion, may prescribe time periods different than those set out in the foregoing provisions of this paragraph for the exercise of Options following a participant's termination of employment or other service. Such rights shall be reflected in the Incentive Agreement evidencing the participant's Incentive Award.

     Upon a Change in Control (as defined in the 1997 Incentive Plan), all outstanding Options become immediately exercisable. A Change in Control generally means (i) a person becoming the beneficial owner or otherwise becoming entitled to vote more than 25% of the Company's voting securities, (ii) the acquisition by any person of more than 25% of the Company's Common Stock pursuant to a tender offer or exchange offer, (iii) the approval by the Company's Stockholders of certain consolidations or mergers of the Company, (iv) the approval by the Company's Stockholders or Board of Directors of the sale of substantially all of the Company's assets or (v) the election of one or more new Directors where a majority of the Directors holding office were not nominated as candidates by a majority of the Directors in office immediately before such election. The Board may determine in its discretion, if it deems to be in the best interest of the Company, that an event otherwise constituting a Change in Control shall not be considered a Change in Control.

     Neither of the Prior Plans specifically provide for the effects on outstanding options upon a change in control of the Company. However, the 1995 Option Plan provides that, upon the occurrence of any merger or consolidation (other than a merger effected solely for the purpose of reincorporating the Company under the laws of another jurisdiction), whether or not the Company is the surviving corporation, or the occurrence of any other event to which the committee determines the following provisions should be applicable: (i) a holder of outstanding Options may receive such stock or other securities or property he would have received had he exercised his Options immediately before the occurrence of such event, (ii) the committee may waive any limitations under the 1995 Option Plan to allow any or all Options to be fully exercisable from and after a date before the occurrence of such event or (iii) all Options may, at the discretion of the committee, be canceled upon 30 days' notice to the participant by the committee (any or all of such options may be exercisable, at the committee's discretion, during that 30 day period).

     An employee who is a participant in the 1997 Incentive Plan will not recognize any income at the time an ISO is granted, nor on the qualified exercise of an ISO. If a participant does not dispose of the shares acquired by exercise of an ISO within two years after the grant date of the ISO and one year after the exercise of the ISO, the exercise is qualified and the gain or loss (if any) on a subsequent sale will be a long-term capital gain or loss. Such gain or loss equals the difference between the sum of the sales proceeds and the exercise price of the Common Stock sold. The Company is not entitled to a tax deduction as a result of the grant or qualified exercise of an ISO. However, if the shares acquired upon the exercise of an ISO are disposed of at a gain before the one-year and two-year holding periods and the fair market value of the shares at the time of exercise exceeds the exercise price, the exercise is not qualified, and special rules apply that require the participant to recognize ordinary income (at least in part) at the time of such disposition. The Company generally is entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the participant from such disposition.

     Although the qualified exercise of an ISO will not produce ordinary taxable income to the participant, it will produce an increase in the participant's alternative taxable income and may result in an alternative minimum tax liability.

     An optionee will not recognize any income for federal income tax purposes at the time an NSO is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and the Company generally will recognize a corresponding tax deduction in the same amount at the same time.

     Stock Appreciation Rights (SARs). Upon exercise of an SAR, the holder thereof will receive a number of shares of Common Stock or cash, or a combination thereof, as the Committee determines in the Incentive Agreement, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with an Option or granted independently of an Option. The grant price per share of any SAR will be established by the Committee but must equal at least 100% of the fair market value of a share of Common Stock on the date the SAR is granted. The term of each SAR will be fixed by the Committee, but not extending beyond ten years from the date of grant. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the Committee. The value of an SAR may be paid in cash, in shares of Common Stock, or in some combination, as determined by the Committee. The Committee, in its discretion, will establish a participant's right to exercise an SAR if the participant's employment is terminated, such rights to be reflected in the participant's Incentive Agreement. Upon a Change in Control, all outstanding SARs that have not vested will fully vest automatically.

     The exercise of an SAR will result in the recognition of ordinary income by the participant on the date of exercise in the amount of cash, and/or the fair market value on such date of the shares of Common Stock, acquired pursuant to the exercise. The Company generally will be entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the participant upon exercise of the SAR. The tax treatment of an SAR is the same whether the SAR is exercised in conjunction with an ISO or an NSO.

     Restricted Stock. A restricted stock award consists of a grant of Common Stock to a participant that is subject to substantial risk of forfeiture, and the transfer of which is subject to restrictions that lapse upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee. This period of restriction is established by the Committee at the time of grant. Unless otherwise designated by the Committee, during the period of restriction a holder of restricted shares will have all other rights of a Stockholder, including the right to vote the shares and receive the dividends paid thereon. The Committee, in its discretion, will establish a participant's rights to receive restricted stock if the participant's employment is terminated before vesting, such rights to be reflected in the participant's Incentive Agreement. If vesting does not occur, shares of restricted stock are forfeited. Upon a Change in Control, all shares of restricted stock that have not vested or been forfeited will vest automatically.

     A participant will not recognize any income for federal tax purposes at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a tax deduction at that time. However, when either the transfer restriction or the forfeiture risk lapses, such as on vesting, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. A participant may file with the Internal Revenue Service an appropriate election under Section 83(b) of the Code within 30 days of the issue date of the restricted stock (the "Election"), which results in the participant's receipt of deemed ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued. However, if a participant files the Election and the restricted stock subsequently is forfeited, such participant is not allowed a tax deduction for the amount previously reported as ordinary income due to the Election. Gain or loss (if any) from a disposition of restricted stock after the participant recognizes any ordinary income (whether by vesting or an Election) generally will constitute short- or long-term capital gain or loss. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or an Election, in the same amount as the ordinary income recognized by the participant.

     Performance Units and Performance Shares. Performance units and performance shares may be granted to eligible individuals at any time as determined by the Committee. The Committee will have discretion to establish the initial number and value of such units and shares, the performance period, and the other material terms of the units or shares as reflected in the participant's Incentive Agreement. The Committee will establish performance goals in its discretion which, depending on the level of performance achieved, will determine the number and/or value of performance units/shares earned. Where an award to a Covered Employee is intended to meet the requirements for the performance-based exception to the deductibility limit imposed by Section 162(m) of the Code, the performance goals will be based on the performance measures prescribed in regulations issued under Section 162(m). The value of a performance share or unit (whether or not vested) is paid immediately on the occurrence of a Change in Control.

     There are no tax consequences to the Company or the participant upon the grant of performance shares or units. Upon payout of the shares or units, the participant will recognize taxable ordinary income in the amount of the payout and the Company will receive a corresponding tax deduction in the same amount and at the same time.

     Other Stock-Based Awards. To enable the Company and the Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and to trends in executive compensation practices, the 1997 Incentive Plan also authorizes the Committee to grant other stock-based awards to individuals eligible to participate in the 1997 Incentive Plan. Other stock-based awards will consist of awards that are valued in whole or in part by reference to, or otherwise based on, the Company's Common Stock. Subject to the terms of the 1997 Incentive Plan, the Committee may determine any terms and conditions of other stock-based awards. Payment or settlement of other stock-based awards will be in cash or in shares of the Company's Common Stock or in any combination thereof as the Committee determines in its discretion.

     Generally, a participant will not realize any income upon the grant of other stock-based awards. Upon the payment of other stock-based awards, a participant will realize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in the same amount and at the same time. However, if any such shares are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the participant will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the participant elects otherwise by filing an Election (as described under "Restricted Stock" above). The amount of the participant's ordinary taxable income and the Company's deduction generally will be the fair market value of the shares at the time the restrictions lapse.

     Supplemental Tax Bonuses. The Committee may grant, in connection with a grant of an Incentive Award, a supplemental tax bonus, payable when the participant is required to recognize ordinary income for federal income tax purposes with respect to such Incentive Award. Receipt of any such bonus will result in ordinary income to the participant and generally a corresponding tax deduction to the Company at the same time and for the same amount.

     Other Tax Considerations. Upon accelerated exercisability of Options and accelerated lapsing of restrictions upon restricted stock or other Incentive Awards in connection with a Change in Control, certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under the golden parachute provisions of Section 280G of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payment" (as defined in Section 280G of the Code) and the Company will be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Code also is reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

     Taxable compensation earned by Covered Employees subject to Section 162(m) of the Code in respect of Options, restricted stock, performance shares or units, or other applicable Incentive Awards is intended to constitute qualified "performance-based compensation". The Company should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the Covered Employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the Committee may determine, within its sole discretion, to grant Incentive Awards to such Covered Employees that does not qualify as performance based compensation. Under Section 162(m), the Company is denied a deduction for annual compensation paid to such employees in excess of $1.0 million.

     The foregoing federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code. The effect of any foreign, state, local or estate taxes is not addressed.

TRANSFER AND RESALE RESTRICTIONS

     No Incentive Award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution, provided that an Incentive Agreement may provide that an NSO may be transferable to a charitable trust or other charitable organization or to an educational institution. The Prior Plans provide that, at the committees' discretion, participants may be permitted to transfer by gift NSOs to their immediate families, trusts or partnerships for the benefit of such persons. An Incentive Award may be exercised during the Participant's lifetime only by the participant or the participant's legal representative. The 1995 Option Plan further restricts the exercise of Options by providing that the Committee may prohibit the exercise of Options at any time during which, and for such period of time as, the participant is engaged in any activity the committee determines to be detrimental to the best interests of the Company and its stockholders.

     The resale of the shares of Common Stock acquired upon exercise of Options under the 1997 Incentive Plan will be "restricted securities" subject to the provisions of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144 defines restricted securities generally to mean securities that are acquired directly or indirectly from an issuer or from an affiliate of an issuer in a transaction or chain of transactions not involving a public offering. Under Rule 144, restricted securities may not be resold without registration under the Securities Act until the holder has held such securities for one year. After the expiration of the one year holding period, a holder of restricted securities may resell the securities without registration under the Securities Act, subject to Rule 144's volume limitation, aggregation, broker transaction and notice-filing requirements, and requirements concerning publicly-available information about the Company (the "Resale Restrictions"). After the expiration of two years from the date of acquisition of restricted securities, a holder of such securities who is not an affiliate of the Company may resell the restricted securities without regard to the Resale Restrictions. The Company may, but is not required, to register the Common Stock issuable upon the exercise of Options under the 1997 Incentive Plan. If the Company were to register such Common Stock, the securities issued under the 1997 Incentive Plan would not be restricted securities and, therefore, would be eligible for immediate resale without regard to the Resale Restrictions imposed by Rule 144.

     Participants in the 1997 Incentive Plan may be subject to the short-swing profit liability provisions of Section 16(b) of the Exchange Act. Section 16(b) makes any profit realized from any sale and purchase or purchase and sale of Common Stock within six months recoverable by the Company. For purposes of
Section 16(b), the grant of an option under the 1997 Incentive Plan is deemed a purchase of Common Stock. Generally, however, under Exchange Act Rules 16b-3 and 16b-6, if the option grant is approved by the Board, the Committee or stockholders, or a 1997 Incentive Plan participant subject to Section 16(b) does not dispose of the Common Stock issued upon exercise of an option granted under the 1997 Incentive Plan until at least six months after the date on which the option was granted, the participant's acquisition and disposition of such Common Stock will be exempt from the operation of Section 16(b). The 1997 Incentive Plan is intended to comply with the requirements of Rule 16b-3, and the 1997 Incentive Plan will be construed in a manner to effect that intent. Given the complexity of Section 16(b) and related rules, affected 1997 Incentive Plan participants should consult qualified securities counsel regarding the acquisition and disposition of Common Stock or derivative securities such as Options.

PLAN AMENDMENT AND TERMINATION

     The Board may amend or terminate the 1997 Incentive Plan at any time, except that the 1997 Incentive Plan may not be modified or amended, without stockholder approval, if such amendment would (i) increase the number of shares of Common Stock that may be issued thereunder, except in connection with a recapitalization or reclassification of the Common Stock, (ii) amend the eligibility requirements for individuals to participate in the 1997 Incentive Plan, (iii) increase the maximum limits on Incentive Awards that may be issued to Covered Employees pursuant to Section 162(m) of the Code, (iv) extend the term of the 1997 Incentive Plan or (v) decrease the authority granted to the Committee under the 1997 Incentive Plan in contravention of Rule 16b-3 under the Exchange Act. Under the provisions of the 1995 Option Plan, stockholder approval is not required for amendments that would have the effects described in
(iii)-(v), above, but is required if there is a material increase in the benefits accruing to a participant or a "modification," as defined in Section 424(h)(3) of the Code, which adversely affects the availability of Rule 16b-3 under the Exchange Act or the qualification for "incentive stock option" treatment under Section 422 of the Code. The 1995 Directors Plan prohibits amendments revising the size or frequency of awards, exercise prices or dates of exercisability more frequently than every six months unless necessary to comply with the Code and only requires stockholder approval for amendments where the absence of which approval would cause the 1995 Directors Plan to fail to comply with Rule 16b-3 or any other requirement of any applicable law or regulation. No termination or amendment of the 1997 Incentive Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a participant without his consent.

ERISA AND TAX QUALIFICATION

     The Company is not aware of any material provision of the Employee Retirement Income Security Act of 1974 to which the 1997 Incentive Plan is subject. The 1997 Incentive Plan is not qualified as a pension or profit-sharing plan under Section 401(a) of the Code. Therefore, 1997 Incentive Plan participants who acquire shares of Common Stock pursuant to the 1997 Incentive Plan are not entitled to tax treatment available to participants in plans qualified under that section of the Code.

REQUIRED VOTE

     The affirmative vote of a majority of the shares present or represented at the Annual Meeting is required for approval of the 1997 Incentive Plan.

     The Board of Directors recommends that the Stockholders vote FOR approval of the 1997 Incentive Plan.

                               OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth the compensation, including bonuses, paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during each of the three fiscal years ended June 30, 1997 to the Chief Executive Officer and to each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) of the Company and its subsidiaries.

                                                                            LONG-TERM
                                                                           COMPENSATION
  NAME AND PRINCIPAL POSITION      YEAR       SALARY          BONUS         AWARDS(1)
  ---------------------------      ----      ---------      ---------      ------------
Francis D. John                    1997      $ 341,250(2)   $ 500,000(3)     250,000
  Chief Executive Officer          1996        325,000        257,250(4)          --(5)
                                   1995        225,000             --             --
Kenneth V. Huseman                 1997        200,000        125,000        100,000
  Chief Operating Officer          1996         45,000(6)          --        100,000
Kenneth C. Hill                    1997        180,000             --         10,000
  Vice President                   1996         45,000(6)          --         75,000
C. Ron Laidley                     1997        204,000         95,000         20,000
  Chief Executive Officer of       1996        194,000         97,250        125,000
  Yale E. Key                      1995        155,000             --             --
D. Kirk Edwards                    1997        165,000         25,000         10,000
  Chief Executive Officer of       1996        135,000             --        100,000
  Odessa Exploration               1995        125,000             --             --

---------------

(1) Represents the number of shares issuable pursuant to vested and non-vested stock options.

(2) Consists of $325,000 paid to Mr. John in fiscal 1997 and $16,250 the payment of which has been deferred.

(3) To be paid after December 31, 1997.

(4) Consists of (i) $150,000 paid as a bonus under Mr. John's employment agreement in connection with the WellTech Merger and (ii) $107,150 as a performance bonus for services rendered in fiscal 1996.

(5) In October 1995 Mr. John agreed to exchange 180,000 shares of Common Stock in which he was vested pursuant to the Company's now terminated Stock Grant Plan for (i) options to purchase 500,000 shares of Common Stock at an exercise price of $5.00 per share and (ii) $300,000 in cash. Such options were issued and such cash was paid to Mr. John in November 1996.

(6) Messrs. Huseman and Hill became employed by the Company upon consummation of the WellTech Merger in March 1996. This amount represents salary from March 29, 1996 to June 30, 1996. Messrs. Huseman's and Hill's annual salary was $180,000 during such period.

OPTION GRANTS

     The following table sets forth certain information relating to option grants pursuant to the 1995 Option Plan in fiscal year 1997 to the individuals named in the Summary Compensation Table above. Certain of the option grants set forth below relate to options issued in excess of the number of options authorized under the 1995 Option Plan. Therefore, such Options will be valid only if the 1997 Incentive Plan is approved. See "Proposal to Adopt the 1997 Incentive Plan -- General."

                                            INDIVIDUAL GRANTS
                          -----------------------------------------------------
                          NUMBER OF      % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                          SECURITIES       OPTIONS                                   ASSUMED ANNUAL RATES OF
                              OF         GRANTED TO                               STOCK PRICE APPRECIATION FOR
                          UNDERLYING      EMPLOYEES      EXERCISE                        OPTION TERM(3)
                           OPTIONS        IN FISCAL      PRICE PER   EXPIRATION   -----------------------------
          NAME            GRANTED(1)       YEAR(2)         SHARE        DATE           5%              10%
          ----            ----------   ---------------   ---------   ----------   -------------   -------------
Francis D. John.........   250,000           34.9%        $13.250     4/16/07        $5,395,713      $8,591,772
Kenneth V. Huseman......    50,000            7.0           8.375     8/03/06           682,100       1,086,130
                            50,000            7.0          13.250     4/16/07         1,079,143       1,718,354
Kenneth C. Hill.........    10,000            1.4          13.250     4/16/07           215,829         343,671
C. Ron Laidley..........    20,000            2.8          13.250     4/16/07           431,657         687,342
D. Kirk Edwards.........    10,000            1.4          13.250     4/16/07           215,829         343,671

---------------

(1) All the options vest in four annual installments commencing June 30, 1997, except Mr. Huseman's options expiring on August 3, 2006, which vest in three annual installments commencing August 3, 1997.

(2) Based on options to purchase a total of 665,556 shares of Common Stock granted under the 1995 Option Plan during fiscal 1997 all of which are subject to approval of the 1997 Incentive Plan.

(3) Potential values stated are the result of using the Securities and Exchange Commission method of calculating 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, that may be realized in future periods.

OPTION EXERCISE AND YEAR-END VALUES

     The following table sets forth certain information as of June 30, 1997 with respect to the unexercised options to purchase Common Stock granted under the 1995 Option Plan to the individuals named in the Summary Compensation Table above. None of such individuals exercised any stock options during the year ended June 30, 1997.

                                                                                VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED         IN-THE MONEY-OPTIONS
                                                OPTIONS AT JUNE 30, 1997         AT JUNE 30, 1997(1)
                                               ---------------------------   ---------------------------
                    NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                    ----                       -----------   -------------   -----------   -------------
Francis D. John..............................    432,500        317,500(2)   $5,541,406     $2,005,469(2)
Kenneth V. Huseman...........................     50,000        150,000(3)      515,625      1,215,625(3)
Kenneth C. Hill..............................     37,500         47,500(4)      386,719        432,344(4)
C. Ron Laidley...............................    100,000         45,000(5)    1,281,250        411,563(5)
D. Kirk Edwards..............................     75,000         35,000(6)      960,938        365,938(6)

---------------

(1) Based on the last sale price of the Common Stock on June 30, 1997 of $17.8125.

(2) Includes options to purchase 250,000 shares, which options are subject to approval of the 1997 Incentive Plan (62,500 of which will become exercisable upon such approval, having a value at June 30, 1997 of $285,156).

(3) Includes options, to purchase 100,000 shares, which options are subject to approval of the 1997 Incentive Plan (12,500 of which will become exercisable upon such approval, having a value at June 30, 1997 of $57,031).

(4) Includes options to purchase 10,000 shares, which options are subject to approval of the 1997 Incentive Plan (2,500 of which will be exercisable upon such approval, having a value at June 30, 1997 of $11,406).

(5) Includes options to purchase 20,000 shares, which options are subject to approval of the 1997 Incentive Plan (5,000 of which will be exercisable upon such approval, having a value at June 30, 1997 of $22,813).

(6) Includes options to purchase 10,000 shares, which options are subject to approval of the 1997 Incentive Plan (2,500 of which will be exercisable upon such approval, having a value at June 30, 1997 of $11,406).

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     Mr. John has entered into an employment agreement that provides that Mr. John will serve as President, Chief Executive Officer and a Director of the Company for a three-year term commencing July 1, 1995. The agreement provides for a base compensation of at least $325,000 per year plus a bonus in an amount determined by the Board of Directors. Mr. Huseman has entered into an employment agreement with the Company for a three year term commencing on August 3, 1996. The agreement provides for a base compensation of at least $200,000 per year plus a bonus of up to 50% of his base compensation. Mr. Hill has entered into an employment agreement with the Company for a three-year term commencing on March 29, 1996. The agreement provides for a base compensation of at least $180,000 per year plus a bonus of up to 50% of his base compensation. Mr. Laidley has entered into an employment agreement pursuant which he will serve as President of Yale E. Key for a three year term commencing July 1, 1995. The agreement provides for a base compensation of at least $192,000 per year plus a bonus of up to 50% of base compensation. Mr. Edwards has entered into an employment agreement with the Company for a three-year term commencing on July 1, 1996. The agreement provides for a base compensation of at least $165,000 per year plus a bonus of up to 30% of his base compensation. He also receives a grant of working interests in certain of Odessa Exploration's producing wells. Each of the employment agreements provides for (i) successive one year extensions unless terminated by 30 days notice before the commencement of the next extension term;
(ii) severance payments upon a termination of employment for reasons other than "cause," upon a breach of the agreement by the Company or upon a change in control of the Company, such severance payments ranging in amount from one to three year's base compensation and payable over periods ranging from one to three years (and in some cases being payable in a lump sum upon a change in control); and (iii) restrictions on competition during the term of the agreement, and with certain exceptions, during the severance period.

OTHER COMPENSATION

     The Company has no other deferred compensation, pension or retirement plans in which executive officers participate.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing the Company's compensation philosophy and policies, setting the terms of and administering its option plans, reviewing and approving employment contracts and salary recommendations for executive officers and setting the compensation for the Chief Executive Officer. The Company's overall compensation philosophy is to align the financial interests of management with those of the Company's stockholders, taking into account the Company's expectations for growth and profitability, the necessity to attract and retain the best possible executive talent and to reward its executives commensurate with their ability to enhance stockholder value. Accordingly, employment agreements with the executive officers approved by the Compensation Committee provide for compensation consisting of base salary, participation in an incentive compensation plan based upon performance and stock options and other stock-based awards. The Compensation Committee's decision to recommend adoption of the 1997 Plan and the Prior Plans was taken, in part, to align more closely the financial interests of executive officers and key employees with those of the Company's stockholders. The Compensation Committee believes that providing executives with opportunities to acquire significant stakes in the Company's growth and prosperity through grants of stock options and other incentive awards will enable the Company to attract and retain executives with the outstanding managerial abilities essential to the Company's success, motivate these executives to perform to their full potential and enhance stockholder value.

     In approving base and incentive compensation levels for executive officers, the Compensation Committee has considered the actual results of operations compared with the Company's internal projections and target levels for revenues, income before taxes and extraordinary items, net income and earnings per share. The Compensation Committee determined that in each of the three years ended June 30, 1997, the Company exceeded its internal projections and target levels. The Compensation Committee believes that during this three year period, salary increases and bonuses had been conservative and modest compared with the Company's performance, in large part due to the Compensation Committee's and the Board of Directors' conservative approach following the Company's successful reorganization in December 1992.

     The employment agreements with the Company's executive officers allow for significant bonuses in future years pursuant to the Company's management incentive bonus plan. Bonus awards under such plan are based upon achieving certain earnings goals and the attainment of individual qualitative goals relating to the employee's position and responsibilities. The Board of Directors determines the Company's overall earnings goals and, with the review and approval of the Compensation Committee, the Chief Executive Officer sets the earnings and individual qualitative goals for the Company's operating subsidiaries.

     Fiscal year 1997 compensation for Mr. John as Chief Executive Officer consisted of (i) base salary of $341,250 (ii) a bonus of $500,000 that will be paid after December 31, 1997 and (iii) options to purchase 250,000 shares of Common Stock. Mr. John's base salary was set under the terms of his employment agreement. His bonus and award of options were determined after consideration and analysis of, among other things, the Company's three year performance history and the relationship of the Company's performance to internal projections and targets, all of which were exceeded; the modest salary increases and conservative bonuses paid to Mr. John during the three year period; average cash and other compensation and equity positions of chief executive officers of selected companies deemed by the Compensation Committee to be comparable; Mr. John's central role in the Company's successful reorganization and operating results since the reorganization; the Company's deferral of payment of emergence or success bonuses to Mr. John; the fact that Mr. John has identified, negotiated and structured numerous beneficial acquisitions and financings without payment of investment banking or finders' fees or receipt of bonuses with respect thereto; and Mr. John's agreement to forego designated and committed awards under the Company's previously existing Stock Grant Plan.

     Since the Company's reorganization in December 1992, total Stockholder value has increased from a negative net worth of $5.6 million at November 30, 1992 to a positive net worth of $73.2 million at June 30, 1997. In addition to leading the Company through its critical post-reorganization period, Mr. John strengthened the Company's position through strategic acquisitions, and by negotiating and structuring the Company's financings. Corporate overhead has remained low and staffing patterns lean. In these and other initiatives, Mr. John has enhanced the Company's ability to compete effectively and has positioned the Company to participate in future growth in the industry and to enhance stockholder value.

     The Compensation Committee believes that its current policies have been and will continue to be successful in aligning the financial interests of executive officers with those of the Company's stockholders and the Company's performance. Nevertheless, the Compensation Committee intends to continue to review whether and how to modify its policies to further link executive compensation with both individual and Company performance.

                                            William Manly

                                            W. Phillip Marcum

                                            Morton Wolkowitz

COMPARATIVE PERFORMANCE GRAPH

     Set forth below is a chart comparing the yearly change in the trading price of the Company's Common Stock against the S&P 500 Index and a peer group comprised of six of the Company's competitors (the "Peer Group").

                         TOTAL SHAREHOLDERS RETURNS(1)
                             (DIVIDENDS REINVESTED)

        MEASUREMENT PERIOD          KEY ENERGY GROUP
      (FISCAL YEAR COVERED)               INC.           S&P 500 INDEX       PEER GROUP
1992                                           100.00             100.00             100.00
1993                                           243.97             113.63             141.80
1994                                           315.73             115.23             113.39
1995                                           287.03             145.27             119.17
1996                                           473.59             183.04             222.26
1997                                          1022.50             246.55             369.82

---------------

(1) All values for the Company and the Peer Group are as of June 30 of the year presented.

(2) The Peer Group consists of Dawson Production Services, Inc., Pool Energy Services Company, Grey Wolf, Inc. (formerly DI Industries, Inc.,) Nabors Industries, Inc., Patterson Energy, Inc. and UTI Energy, Inc. Values are adjusted for dividends, where applicable.

CERTAIN TRANSACTIONS

     Effective as of July 1, 1997, one of the Company's subsidiaries entered into three real property leases with HIDCO Development Company, an entity in which Kenneth C. Hill, a former executive officer of the Company and a vice president of one of the Company's largest subsidiaries, owns an interest. Each lease is a standard form triple-net lease, providing for a five-year term and monthly rental payments of $3,000. The leases enable the subsidiary to operate certain yards in West Virginia, Pennsylvania and Michigan.

AUDITORS

     KPMG Peat Marwick LLP ("Peat Marwick"), certified public accounting firm, has served as the Company's independent auditor for several years. Although management anticipates that this relationship will continue during 1998, no formal action is proposed to be taken at the Annual Meeting with respect to the continued employment of Peat Marwick inasmuch as no such action is legally required. A representative of Peat Marwick plans to attend the Annual Meeting and will be available to answer appropriate questions. The representative also will have an opportunity to make a statement at the Annual Meeting if he so desires, although it is not expected that any statement will be made.

     The Audit Committee of the Board of Directors assists the Board of Directors in assuring that the Company's accounting and reporting practices are in accordance with applicable requirements. The Audit Committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter that the Audit Committee or the auditors may wish to discuss. In addition, the Audit Committee would recommend the appointment of new auditors to the Board of Directors if future circumstances were to indicate that such action is desirable.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and 10% stockholders also are required by Commission rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended June 30, 1997, its Directors, executive officers and 10% Stockholders complied with all
Section 16(a) filing requirements applicable to such individuals, other than Mr. John, who filed a report on Form 4 on August 14, 1996, with respect to one transaction that should have been reported in 1992.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings by the Company with the Commission that purport to incorporate this Proxy Statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Other Information -- Compensation Committee Report" or "Other Information -- Comparative Performance Graph."

OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented to the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company expects to hold its 1998 Annual Meeting on or about December 16, 1998. A Stockholder who intends to present a proposal at the 1998 Annual Meeting of Stockholders for inclusion in the Company's 1998 proxy statement relating to that meeting must submit such proposal by July 21, 1998. For the proposal to be included in the proxy statement, the Stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the General Counsel.

     The Company's Annual Report to Stockholders covering the fiscal year ended June 30, 1997 has been mailed to each Stockholder entitled to vote at the Annual Meeting or accompanies this Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ FRANCIS D. JOHN
                                            ------------------------------------
                                            Francis D. John
                                            Chairman of the Board, President and
                                            Chief Executive Officer

November 28, 1997

                                                                       EXHIBIT A

                             ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             KEY ENERGY GROUP, INC.

     Key Energy Group, Inc., a Maryland corporation (the "Corporation"), certifies to the Maryland Department of Assessments and Taxation as follows:

          (1) The Corporation desires to amend its Amended and Restated Articles of Incorporation as are currently in effect (the "Articles of Incorporation") in accordance with Section 2-601 and 2-602 of the Maryland General Corporation Law.

          (2) These Articles of Amendment amend Paragraph (a) of Article FIFTH of the Articles of Incorporation of the Corporation.

          (3) The Board of Directors of the Corporation, by unanimous written consent effective as of November 17, 1997, adopted a resolution that these Articles of Amendment shall be submitted for shareholder approval as being advisable and in the best interests of the Corporation.

          (4) These Articles of Amendment were duly adopted by the stockholders of the Corporation in accordance with Section 2-604 of the Maryland General Corporation Law at the Corporation's Annual Meeting held on January 13, 1998.

     Paragraph (a) of Article FIFTH of the Articles of Incorporation is amended to read in its entirety as follows:

          "FIFTH: (a) The total number of shares of shares of stock of all classes which the Corporation has authority to issue is One Hundred Million (100,000,000) shares of capital stock amounting in aggregate par value to $10,000,000. All of such shares are initially classified as "Common Stock" (par value $.10 per share). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock, provided, however, that, notwithstanding anything to the contrary in these Articles, no such classification or reclassification shall create a class of stock which shall (i) have more than one vote per share, (ii) be issued in connection with any so-called "shareholder rights plan," "poison pill" or other anti-takeover measure, or (iii) be issued for consideration which is less than fair consideration as determined in good faith by the Corporation's Board of Directors."

     Immediately before the effectiveness of these Articles of Amendment, the Corporation has authority to issue 25,000,000 shares of Common Stock, par value $.10 per share, with an aggregate par value of $2,500,000.

     Upon effectiveness of these Articles of Amendment, the Corporation will have authority to issue 100,000,000 shares of capital stock, all of which will be initially classified as Common Stock, par value $.10 per share, with an aggregate par value of $10,000,000.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its
Secretary on January   , 1998.

------------------------------------        ------------------------------------
Jack D. Loftis, Jr., Secretary              Francis D. John, President

     THE UNDERSIGNED, President of Key Energy Group, Inc., who executed on behalf of the Corporation these Articles of Amendment, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            ------------------------------------
                                            Francis D. John, President

                                                                       EXHIBIT B

                             KEY ENERGY GROUP, INC.
                              1997 INCENTIVE PLAN

       (AS AN AMENDMENT AND RESTATEMENT EFFECTIVE AS OF NOVEMBER 17, 1997
              OF THE KEY ENERGY GROUP, INC. 1995 STOCK OPTION PLAN
    AND THE KEY ENERGY GROUP, INC. 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN)

                               TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
SECTION  1.    GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE, COVERAGE AND
               BENEFITS..........................................................   B-1
         1.1   Amendment and Restatement of Existing Plans.......................   B-1
         1.2   Purpose...........................................................   B-1
         1.3   Definitions.......................................................   B-1
         1.4   Plan Administration...............................................   B-5
         1.5   Shares of Common Stock Available for Incentive Awards.............   B-7
         1.6   Share Pool Adjustments for Awards and Payouts.....................   B-7
         1.7   Common Stock Available............................................   B-8
         1.8   Participation.....................................................   B-8
         1.9   Types of Incentive Awards.........................................   B-8

SECTION  2.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.......................   B-9
         2.1   Grant of Stock Options............................................   B-9
         2.2   Stock Option Terms................................................   B-9
         2.3   Stock Option Exercises............................................  B-10
         2.4   Stock Appreciation Rights in Tandem with Nonstatutory Stock
               Options...........................................................  B-11
         2.5   Stock Appreciation Rights Independent of Nonstatutory Stock
               Options...........................................................  B-11
         2.6   Reload Options....................................................  B-12
         2.7   Supplemental Payment on Exercise of Nonstatutory Stock Options or
               Stock Appreciation Rights.........................................  B-12

SECTION  3.    RESTRICTED STOCK..................................................  B-12
         3.1   Award of Restricted Stock.........................................  B-12
         3.2   Restrictions......................................................  B-13
         3.3   Delivery of Shares of Common Stock................................  B-13
         3.4   Supplemental Payment on Vesting of Restricted Stock...............  B-13

SECTION  4.    PERFORMANCE UNITS AND PERFORMANCE SHARES..........................  B-14
         4.1   Performance Based Awards..........................................  B-14
         4.2   Supplemental Payment on Vesting of Performance Units or
               Performance Shares................................................  B-15

SECTION  5.    OTHER STOCK-BASED AWARDS..........................................  B-15
         5.1   Grant of Other Stock-Based Awards.................................  B-15
         5.2   Other Stock-Based Award Terms.....................................  B-15

SECTION  6.    PROVISIONS RELATING TO PLAN PARTICIPATION.........................  B-16
         6.1   Plan Conditions...................................................  B-16
         6.2   Transferability...................................................  B-17
         6.3   Rights as a Stockholder...........................................  B-17
         6.4   Listing and Registration of Shares of Common Stock................  B-17
         6.5   Change in Stock and Adjustments...................................  B-17
         6.6   Termination of Employment, Death, Disability and Retirement.......  B-20
         6.7   Change in Control.................................................  B-21
         6.8   Exchange of Incentive Awards......................................  B-22
         6.9   Financing.........................................................  B-22

SECTION  7.    GENERAL...........................................................  B-22
         7.1   Effective Date and Grant Period...................................  B-22
         7.2   Funding and Liability of Company..................................  B-22
         7.3   Withholding Taxes.................................................  B-23

                                                                                   PAGE
                                                                                   ----
         7.4   No Guarantee of Tax Consequences..................................  B-23
         7.5   Designation of Beneficiary by Participant.........................  B-23
         7.6   Deferrals.........................................................  B-24
         7.7   Amendment and Termination.........................................  B-24
         7.8   Requirements of Law...............................................  B-24
         7.9   Rule 16b-3 Securities Law Compliance..............................  B-24
         7.10  Compliance with Code Section 162(m)...............................  B-24
         7.11  Successors........................................................  B-25
         7.12  Miscellaneous Provisions..........................................  B-25
         7.13  Severability......................................................  B-25
         7.14  Gender, Tense and Headings........................................  B-25
         7.15  Governing Law.....................................................  B-25

                             KEY ENERGY GROUP, INC.

                              1997 INCENTIVE PLAN

                                  SECTION  1.

                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1  AMENDMENT AND RESTATEMENT OF EXISTING PLANS

     The Key Energy Group, Inc. 1997 Incentive Plan (the "Plan") is an amendment and restatement, effective as of November 17, 1997, of the plans formerly known as the "Key Energy Group, Inc. 1995 Stock Option Plan" and the "Key Energy Group, Inc. 1995 Outside Directors Stock Option Plan" (the "PRIOR PLANS"). All outstanding options previously granted under the Prior Plans shall be assumed and continued, without modification, under the Plan.

1.2  PURPOSE

     The purpose of the Plan is to foster and promote the long-term financial success of Key Energy Group, Inc. (the "COMPANY") and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive incentive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

     The Plan provides for payment of various forms of incentive compensation and, therefore, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

     Subject to approval by the Company's stockholders pursuant to Section 7.1, the Plan, as an amendment and restatement of the Prior Plans, shall become effective as of November 17, 1997 (the "EFFECTIVE DATE"). The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 7.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date. Any Incentive Award granted prior to the Effective Date (including stock options granted under the Prior Plans in excess of the maximum amounts issuable thereunder), other than outstanding stock options which were granted under the Prior Plans and assumed and continued hereunder, will be subject to the subsequent receipt of stockholder approval of the Plan pursuant to Section 7.1.

1.3  DEFINITIONS

     The following terms shall have the meanings set forth below:

          (a) Appreciation. The difference between the option exercise price per share of the Nonstatutory Stock Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

          (b) Authorized Officer. The Chairman of the Board or the Chief Executive Officer of the Company or any other senior officer of the Company to whom either of them delegate the authority to execute any

     Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

          (c) Board. The Board of Directors of the Company.

          (d) Cause. When used in connection with the termination of a Grantee's Employment, Cause shall mean the termination of the Grantee's Employment by the Company by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of an act of fraud upon the Company; (iii) the willful and proven theft, embezzlement or other misappropriation of any funds or property of the Company by the Grantee; (iv) the willful and continued failure by the Grantee to perform the material duties assigned to him; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company;
     (vii) the unauthorized disclosure of trade secrets or proprietary information of the Company or of a third party who has entrusted such information to the Company, (viii) the knowing and intentional engagement in any activity which would constitute a material violation of the provisions of the Company's policies and procedures manual, if any, then in effect; or (ix) a termination for cause as defined in any employment agreement with the Grantee. For purposes of this definition of "Cause", the term "Company" shall also refer to any Parent or Subsidiary.

          (e) Change in Control. Any of the events described in and subject to
     Section 6.7.

          (f) Code. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

          (g) Committee. A committee appointed by the Board consisting of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. Without limitation, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous sentence. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

          Notwithstanding the preceding paragraph, the term "Committee", as used in the Plan with respect to any Incentive Award granted, or to be granted, to an Outside Director or a member of the Committee, shall refer to the Board. In the case of an Incentive Award for an Outside Director or a member of the Committee, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion). When the Board exercises its authority to act in the capacity of the Committee hereunder with respect to an Incentive Award, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

          (h) Common Stock. The common stock of the Company, $.10 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

          (i) Company. Key Energy Group, Inc., a corporation organized under the laws of the State of Maryland, and any successor in interest thereto.

          (j) Consultant. An independent agent, consultant, attorney, an individual who has agreed to become an Employee, or any other individual who is not an Outside Director or employee of the

     Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute materially to the growth or financial success of the Company (or any Parent or Subsidiary).

          (k) Covered Employee. A named executive officer who is one of the group of covered employees as defined in Section 162(m) of the Code and Treasury Regulation sec. 1.162-27(c) (or its successor).

          (l) Deferred Stock. Shares of Common Stock to be issued or transferred to a Grantee under an Other Stock-Based Award granted pursuant to Section 5 at the end of a specified deferral period, as set forth in the Incentive Agreement pertaining thereto.

          (m) Disability. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

          (n) Employee. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is one of a select group of executive officers, other officers, or other key personnel of the Company (or any Parent or Subsidiary), who is in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

          (o) Employment. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of absence from active Employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active Employment granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement.

          Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan will also include compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary) as well as membership on the Board by an Outside Director.

          (p) Exchange Act. The Securities Exchange Act of 1934, as amended.

          (q) Fair Market Value. The fair market value of one share of Common Stock on the date in question, which is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System.

          If the Common Stock is not traded in accordance with clauses (i), (ii) or (iii) of the preceding paragraph at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

          (r) Grantee. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

          (s) Incentive Award. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Reload Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Performance Share, or Other Stock-Based Award, as well as any Supplemental Payment.

          (t) Incentive Agreement. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 6.1(a).

          (u) Incentive Stock Option. A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (v) Independent SAR. A Stock Appreciation Right described in Section 2.5.

          (w) Insider. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

          (x) Nonstatutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2 which is not designated by the Committee as an Incentive Stock Option.

          (y) Option Price. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

          (z) Other Stock-Based Award. An award granted by the Committee to a Grantee under Section 5.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

          (aa) Outside Director. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Parent or Subsidiary.

          (bb) Parent. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in Section 424(e) of the Code.

          (cc) Performance-Based Exception. The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code sec. 162(m) and Treasury Regulation sec. 1.162-27(e) (or its successor).

          (dd) Performance Period. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Unit, Performance Share or Other Stock-Based Award.

          (ee) Performance Share or Performance Unit. An Incentive Award representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock) at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

          (ff) Plan. The Key Energy Group, Inc. 1997 Incentive Plan as set forth herein and as it may be amended from time to time. The Plan is an amendment and restatement, effective as of

     November 17, 1997, of both the Key Energy Group, Inc. 1995 Stock Option Plan and the Key Energy Group, Inc. 1995 Outside Directors Stock Option Plan.

          (gg) Restricted Stock. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

          (hh) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

          (ii) Restriction Period. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

          (jj) Retirement. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee's Incentive Agreement.

          (kk) Share. A share of the Common Stock of the Company.

          (ll) Share Pool. The number of shares authorized for issuance under
     Section 1.5, as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 6.5.

          (mm) Spread. The difference between the exercise price per Share specified in any Independent SAR grant and the Fair Market Value of a Share on the date of exercise of the Independent SAR.

          (nn) Stock Appreciation Right or SAR. A Tandem SAR described in
     Section 2.4 or an Independent SAR described in Section 2.5.

          (oo) Stock Option or Option. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, no Consultant or Outside Director shall be granted an Incentive Stock Option.

          (pp) Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

          (qq) Supplemental Payment. Any amount, as described in Sections 2.7, 3.4, 4.2 and/or 5.2, dedicated to payment of income taxes that are payable by the Grantee on an Incentive Award.

          (rr) Tandem SAR. A Stock Appreciation Right that is granted in connection with a related Stock Option pursuant to Section 2.4, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR shall similarly be canceled).

1.4  PLAN ADMINISTRATION

     (a) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

     (b) Meetings. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

     (c) Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

     (d) Modification of Outstanding Incentive Awards. Subject to the stockholder approval requirements of Section 7.7 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. The Committee may grant an Incentive Award to an individual who it expects to become an Employee within the next six months, with such Incentive Award being subject to such individual actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee in its discretion.

     (e) Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that the Committee may not delegate to any person the authority to grant Incentive Awards to, or take other action with respect to, Grantees who are subject to Section 16 of the Exchange Act or
Section 162(m) of the Code.

     (f) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

     (g) Surrender of Previous Incentive Awards. The Committee may, in its absolute discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and cancelled.

     (h) Indemnification. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the

Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

1.5  SHARES OF COMMON STOCK AVAILABLE FOR INCENTIVE AWARDS

     Subject to adjustment under Section 6.5, there shall be available for Incentive Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of the greater of (a) 3,000,000 Shares of Common Stock and
(b) 10% of the number of Shares of Common Stock issued and outstanding on the last day of each calendar quarter; provided, however, that a decrease in the number of issued and outstanding Shares from the previous calendar quarter shall not result in a decrease in Common Stock available for Incentive Awards under this Plan. All 3,000,000 Shares of Common Stock initially available for Incentive Awards under this Plan shall be available for Incentive Stock Options.

     The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

     Unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

          (a) Subject to adjustment as provided in Section 6.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be 500,000 Shares.

          (b) The maximum aggregate cash payout (including SARs, Performance Units and Performance Shares paid out in cash, or Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be $2,500,000.

          (c) With respect to any Stock Option or Stock Appreciation Right granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option or Stock Appreciation Right shall continue to count against the maximum number of Shares that may be the subject of Stock Options or Stock Appreciation Rights granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

          (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.6  SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS

     The following Incentive Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share
Pool:

          (a) Stock Option;

          (b) SAR (except a Tandem SAR);

          (c) Restricted Stock;

          (d) A payout of a Performance Share in Shares;

          (e) A payout of a Performance Unit in Shares; and

          (f) A payout of an Other Stock-Based Award in Shares.

     The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

          (a) A Payout of an SAR, Tandem SAR, Restricted Stock Award, or Other Stock-Based Award in the form of cash;

          (b) A cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Stock Option, or the termination of a related Stock Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Incentive Award; and

          (c) Payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price).

1.7  COMMON STOCK AVAILABLE

     The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (i) held in the treasury of the Company, (ii) authorized but unissued shares, or (iii) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.8  PARTICIPATION

     (a) Eligibility. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which shall be granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

     (b) Incentive Stock Option Eligibility. No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistently with the requirements of Section 422 of the Code.

1.9  TYPES OF INCENTIVE AWARDS

     The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in Section 2, Restricted Stock and Supplemental Payments as described in Section 3, Performance Units, Performance Shares and Supplemental Payments as described in
Section 4,

Other Stock-Based Awards and Supplemental Payments as described in Section 5, or any combination of the foregoing.

                                   SECTION 2.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1  GRANT OF STOCK OPTIONS

     The Committee is authorized to grant Stock Options to Employees, Consultants and/or Outside Directors in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2  STOCK OPTION TERMS

     (a) Written Agreement. Each grant of an Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to the Plan.

     (b) Number of Shares. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

     (c) Exercise Price. The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Incentive Stock Option is granted. To the extent that the Stock Option is intended to qualify for the Performance-Based Exception, the exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a).

     (d) Term. The Committee shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant. In the event no term is fixed, such term shall be ten (10) years from the date of grant.

     (e) Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Incentive Agreement.

     (f) Incentive Stock Options. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they are granted and shall be construed in accordance with Section 422(d) of the Code.

2.3  STOCK OPTION EXERCISES

     (a) Method of Exercise and Payment. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered by an Insider, if applicable, must have been held by the Insider for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee, by a combination of (i), (ii), and (iii) above. Any payment in Shares of Common Stock shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary shall require from time to time.

     The Committee also may allow (i) "cashless exercise" as permitted under Federal Reserve Board's Regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

     During the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee or a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a). Except as permitted under Section 6.2, no Option shall be assignable or transferable by Grantee otherwise than by will or by the laws of descent and distribution.

     (b) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any buy/sell agreement or right of first refusal, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such Shares.

     (c) Notification of Disqualifying Disposition of Shares from Incentive Stock Options. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

     (d) Proceeds of Option Exercise. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan may be used as determined by the Board, including for general corporate purposes.

2.4  STOCK APPRECIATION RIGHTS IN TANDEM WITH NONSTATUTORY STOCK OPTIONS

     (a) Grant. The Committee may, at the time of grant of a Nonstatutory Stock Option, or at any time thereafter during the term of the Nonstatutory Stock Option, grant Stock Appreciation Rights with respect to all or any portion of the Shares of Common Stock covered by such Nonstatutory Stock Option. A Stock Appreciation Right in tandem with a Nonstatutory Stock Option is referred to herein as a "Tandem SAR."

     (b) General Provisions. The terms and conditions of each Tandem SAR shall be evidenced by an Incentive Agreement. The Option Price per Share of a Tandem SAR shall be fixed in the Incentive Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of the Nonstatutory Stock Option to which it relates.

     (c) Exercise. A Tandem SAR may be exercised at any time the Nonstatutory Stock Option to which it relates is then exercisable, but only to the extent such Nonstatutory Stock Option is exercisable, and shall otherwise be subject to the conditions applicable to such Nonstatutory Stock Option. When a Tandem SAR is exercised, the Nonstatutory Stock Option to which it relates shall terminate to the extent of the number of Shares with respect to which the Tandem SAR is exercised. Similarly, when a Nonstatutory Stock Option is exercised, the Tandem SARs relating to the Shares covered by such Nonstatutory Stock Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Nonstatutory Stock Option shall be automatically exercised on such date for cash, without the need for any action by the Grantee, to the extent of any Appreciation.

     (d) Settlement. Upon exercise of a Tandem SAR, the holder shall receive, for each Share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement (or in the discretion of the Committee if not so specified). The Appreciation shall be paid within 30 calendar days of the exercise of the Tandem SAR. The number of Shares of Common Stock which shall be issuable upon exercise of a Tandem SAR shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Tandem SAR is exercised multiplied by the Appreciation in such shares and (2) is the Fair Market Value of a Share on the exercise date.

2.5  STOCK APPRECIATION RIGHTS INDEPENDENT OF NONSTATUTORY STOCK OPTIONS

     (a) Grant. The Committee may grant Stock Appreciation Rights independent of Nonstatutory Stock Options ("Independent SARs").

     (b) General Provisions. The terms and conditions of each Independent SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant of the Independent SAR. The term of an Independent SAR shall be determined by the Committee.

     (c) Exercise. Independent SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the Independent SAR grant.

     (d) Settlement. Upon exercise of an Independent SAR, the holder shall receive, for each Share specified in the Independent SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, in the discretion of the Committee or as specified in the Incentive Agreement. The Spread shall be paid within 30 calendar days of the exercise of the Independent SAR. The number of Shares of Common Stock which shall be issuable upon exercise of an Independent SAR shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Independent SAR is exercised multiplied by the Spread and (2) is the Fair Market Value of a Share on the exercise date.

2.6  RELOAD OPTIONS

     At the discretion of the Committee, the Grantee may be granted under an Incentive Agreement, replacement Stock Options that permit the Grantee to purchase an additional number of Shares equal to the number of previously owned Shares surrendered by the Grantee to pay all or a portion of the Option Price upon exercise of his Stock Options.

2.7 SUPPLEMENTAL PAYMENT ON EXERCISE OF NONSTATUTORY STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

     The Committee, either at the time of grant or as of the time of exercise of any Nonstatutory Stock Option or Stock Appreciation Right, may provide in the Incentive Agreement for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                   SECTION 3.

                                RESTRICTED STOCK

3.1  AWARD OF RESTRICTED STOCK

     (a) Grant. In consideration of the performance of Employment by any Grantee who is an Employee, Consultant or Outside Director, Shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement.

     (b) Immediate Transfer Without Immediate Delivery of Restricted
Stock. Unless otherwise specified in the Grantee's Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultant or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.

     As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a "substantial risk of forfeiture" (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

     Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Grantee's Incentive Agreement. The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

3.2  RESTRICTIONS

     (a) Forfeiture of Restricted Stock. Restricted Stock awarded to a Grantee may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a "substantial risk of forfeiture" (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Grantee's Incentive Agreement.

     (b) Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

        The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Key Energy Group, Inc. 1997 Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Key Energy Group, Inc. A copy of the Plan and Incentive Agreement are on file in the office of the Secretary of Key Energy Group, Inc. at its corporate headquarters.

Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock until such Shares vest pursuant to the terms of the Incentive Agreement.

     (c) Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

3.3  DELIVERY OF SHARES OF COMMON STOCK

     Subject to withholding taxes under Section 7.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

3.4  SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

     The Committee, either at the time of grant or vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                   SECTION 4.

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

4.1  PERFORMANCE BASED AWARDS

     (a) Grant. The Committee is authorized to grant Performance Units and Performance Shares to selected Grantees who are Employees or Consultants. Each grant of Performance Units and/or Performance Shares shall be evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the Committee. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

     (b) Performance Criteria. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific financial or non-financial performance objectives that the Committee believes are relevant to the Company's business objectives; (ii) determine the value of a Performance Unit or the number of Shares under a Performance Share grant relative to performance objectives; and (iii) notify each Grantee in writing of the established performance objectives and, if applicable, the minimum, target, and maximum value of Performance Units or Performance Shares for such Performance Period.

     (c) Modification. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers to be necessary. The Committee shall determine whether any such modification would cause the Performance Unit or Performance Share to fail to qualify for the Performance-Based Exception.

     (d) Payment. The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee's Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share may be based on the degree to which actual performance exceeded the preestablished minimum performance standards. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period times the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Committee as specified in the Incentive Agreement, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

     (e) Special Rule for Covered Employees. The Committee may establish performance goals applicable to Performance Units or Performance Shares awarded to Covered Employees in such a manner as shall permit payments with respect thereto to qualify for the Performance-Based Exception. If a Performance Unit or Performance Share granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall be guided by Treasury Regulation sec. 1.162-27(e)(2) (or its successor).

4.2  SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS OR PERFORMANCE SHARES

     The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                   SECTION 5.

                            OTHER STOCK-BASED AWARDS

5.1  GRANT OF OTHER STOCK-BASED AWARDS

     Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

5.2  OTHER STOCK-BASED AWARD TERMS

     (a) Written Agreement. The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

     (b) Purchase Price. Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or
(ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 50% of the Fair Market Value of the Shares covered by such grant on the date of grant.

     (c) Performance Criteria and Other Terms. In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide for a Supplemental Payment similar to such payment as described in Section 4.2.

     (d) Payment. Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

     (e) Dividends. The Grantee of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other

Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Common Stock.

                                   SECTION 6.

                   PROVISIONS RELATING TO PLAN PARTICIPATION

6.1  PLAN CONDITIONS

     (a) Incentive Agreement. Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

     (b) No Right to Employment. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

     (c) Securities Requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

If the issuance of the Shares on exercise of an Incentive Award is not registered under the Securities Act, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION

     OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

6.2  TRANSFERABILITY

     (a) Non-Transferable Awards and Options. No Incentive Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution (except that an Incentive Agreement may provide that a Nonstatutory Stock Option may be transferable to a charitable trust or other charitable organization or to an educational institution), or (ii) subject to any encumbrance, pledge, lien, assignment or charge of any nature.

     No transfer by will or by the laws of descent and distribution or other transfer permitted under this Section 6.2(a) shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 6.2(a) shall be void and ineffective.

     (b) Ability to Exercise Rights. Subject to a beneficiary designation pursuant to Section 7.5, only the Grantee (or his legal guardian in the event of Grantee's Disability), or in the event of his death, his estate, or in the event of another transfer of the type permitted under Section 6.2(a), his transferee, may exercise Stock Options, receive cash payments and deliveries of Shares, and otherwise assume the rights of the Grantee.

6.3  RIGHTS AS A STOCKHOLDER

     (a) No Stockholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

     (b) Representation of Ownership. In the case of the exercise of an Incentive Award by a person or estate or other permitted transferee acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee or other permitted transferee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

6.4  LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

     The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee (or the permitted transferee of such Grantee) in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee (or the permitted transferee of such Grantee) may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

6.5  CHANGE IN STOCK AND ADJUSTMENTS

     (a) Changes in Law or Circumstances. Subject to Section 6.7 (which only applies in the event of a Change in Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to
(i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the price per Share for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

     (b) Exercise of Corporate Powers. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     (c) Recapitalization of the Company. Subject to Section 6.7, if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Fair Market Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

     (d) Reorganization of the Company. Subject to Section 6.7, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any Shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Grantee shall be entitled to receive, in lieu of the number of unexercised Incentive Awards previously awarded, the number of Stock Options, Stock Appreciation Rights, Performance Shares or Units, Restricted Stock shares, or Other Stock-Based Awards, with a corresponding adjustment to the Fair Market Value of said Incentive Awards, to which he would have been entitled if, immediately prior to such corporate action, such Grantee had been the holder of record of a number of Shares equal to the number of the outstanding Incentive Awards payable in Shares that were previously awarded to him. For this purpose, Shares of Restricted Stock shall be treated the same as unrestricted outstanding Shares of Common Stock. In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

     (e) Issue of Common Stock by the Company. Except as hereinabove expressly provided in this Section 6.5 and subject to Section 6.7, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated the same as outstanding unrestricted Shares of Common Stock.

     (f) Acquisition of the Company. Subject to Section 6.7, in the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), in the absolute discretion of the Committee, any Grantee who holds an outstanding Incentive Award shall have the right (subject to any limitation applicable to the Incentive Award) thereafter and during the term of the Incentive Award, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Incentive Award immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition. The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (f).

     (g) Assumption of Outstanding Incentive Awards under the
Plan. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder's rights under the previously granted and unexercised stock option or other stock-based incentive award, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. With respect to an incentive stock option (as described in Section 422 of the Code) subject to this subsection (g), no adjustment to such option shall be made to the extent constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing.

     (h) Assumption of Incentive Awards by a Successor. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the right and power to:

          (i) cancel, effective immediately prior to the occurrence of such corporate event, each outstanding Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such Incentive Award was granted an amount in cash equal to the excess of (A) the value, as determined by the Committee, in its absolute discretion, of the property (including cash) received by the holder of a Share of Common Stock as a result of such event over (B) the exercise price of such Incentive Award, if any; or

          (ii) provide for the exchange of each Incentive Award outstanding immediately prior to such corporate event (whether or not then exercisable) for an incentive award on some or all of the property for which such Incentive Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee, in its absolute discretion, in the exercise price of the incentive award, if any, or the number of shares or amount of property (including cash) subject to the incentive award or, if appropriate, provide for a cash payment to the Grantee to whom such Incentive Award was granted in consideration for the exchange of the Incentive Award.

The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (h).

6.6  TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

     (a) Termination of Employment. Unless otherwise expressly provided in the Grantee's Incentive Agreement, if the Grantee's Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of the termination date for a period that shall end on the earlier of
(i) the expiration date set forth in the Incentive Agreement with respect to the vested portion of such Incentive Award or (ii) the date that occurs ninety (90) calendar days after his termination date.

     (b) Termination of Employment for Cause. Unless otherwise expressly provided in the Grantee's Incentive Agreement, in the event of the termination of a Grantee's Employment for Cause, all vested and nonvested Stock Options and other Incentive Awards granted to such Grantee shall immediately expire, and shall not be exercisable, as of the commencement of business on the date of such termination.

     (c) Retirement. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the Retirement of any Employee who is a Grantee:

          (i) any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate and no further vesting shall occur; and

          (ii) any vested Option or other Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) six months after the date of Retirement in the case of any Incentive Award other than an Incentive Stock Option, or (2) three months after the date of Retirement in the case of an Incentive Stock Option.

     (d) Disability or Death. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon termination of Employment as a result of the Grantee's Disability or death:

          (i) any nonvested portion of any outstanding Option or other applicable Incentive Award shall immediately terminate upon termination of Employment, as applicable, and no further vesting shall occur; and

          (ii) any vested Incentive Award shall expire upon the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the first anniversary of the Grantee's termination of Employment, as applicable, as a result of his Disability or death.

     In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in Section 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this subsection (d) has occurred.

     (e) Continuation. Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award,
(ii) for a continuation of the exercise
period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Inventive Award, a written amendment to the Grantee's Incentive Agreement shall be required.

6.7  CHANGE IN CONTROL

     Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee's Incentive Agreement:

          (a) all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

          (b) all of the restrictions and conditions of any Restricted Stock and any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired; and

          (c) all of the Performance Shares, Performance Units and any Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

     Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Grantee's Incentive Agreement, the provisions of this Section
6.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Incentive Awards subject, however, to the last paragraph of this Section 6.7.

     For all purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred:

          (a) If any person (as defined in Section 3(a)(9) of the Exchange Act (or any successor provision), other than the Company, becomes the beneficial owner directly or indirectly of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13d-3 under the Exchange Act (or any successor provision), or otherwise becomes entitled to vote more than twenty-five percent (25%) of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company, or in any event such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

          (b) If the Company is subject to the reporting requirements of Section 13 or 15(d) (or any successor provision) of the Exchange Act, and any person (as defined in Section 3(a)(9) of the Exchange Act), other than the Company, purchases shares pursuant to a tender offer or exchange offer to acquire Common Stock of the Company (or securities convertible into or exchangeable for or exercisable for Common Stock) for cash, securities or any other consideration, if after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13d-3 under the Exchange Act (or any successor provision) or such lower percentages as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

          (c) If the stockholders or the Board approve any consolidation or merger of the Company (i) in which the Company is not the continuing or surviving corporation unless such merger is with a Subsidiary at least eighty percent (80%) of the voting power of which is held by the Company or
     (ii) pursuant to which the holders of the Company's shares of Common Stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least a majority of the voting power of the Company or such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

          (d) The stockholders or the Board shall have approved any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

          (e) Upon the election of one or more new directors of the Company, a majority of the directors holding office, including the newly elected directors, were not nominated as candidates by a majority of the directors in office immediately before such election.

     As used in this definition of "change of control", "Common Stock" means the Common Stock, or if changed, the capital stock of the Company as it shall be constituted from time to time entitling the holders thereof to share generally in the distribution of all assets available for distribution to the Company's stockholders after the distribution to any holders of capital stock with preferential rights.

     Notwithstanding the occurrence of any of the foregoing events of this
Section 6.7 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

6.8  EXCHANGE OF INCENTIVE AWARDS

     The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

6.9  FINANCING

     The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee in its discretion.

                                   SECTION 7.

                                    GENERAL

7.1  EFFECTIVE DATE AND GRANT PERIOD

     This Plan is adopted by the Board effective as of November 17, 1997 (the "Effective Date"), subject to the approval of the stockholders of the Company by June 30, 1998. If the requisite stockholder approval is not obtained, then any Incentive Awards granted under the Plan (including stock options granted under the Prior Plans in excess of the maximum amounts issuable thereunder) shall become null and void and of no force or effect except for any stock options granted under the Prior Plans which were assumed and continued hereunder. Unless sooner terminated by the Board, no Incentive Award shall be granted under the Plan after ten (10) years from the Effective Date.

7.2  FUNDING AND LIABILITY OF COMPANY

     No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

7.3  WITHHOLDING TAXES

     (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

     (b) Share Withholding. With respect to tax withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

     (c) Incentive Stock Options. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such Shares within (i) two years from the date of grant of such Option or
(ii) one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

     (d) Loans. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

7.4  NO GUARANTEE OF TAX CONSEQUENCES

     Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

7.5  DESIGNATION OF BENEFICIARY BY PARTICIPANT

     Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

7.6  DEFERRALS

     The Committee may permit a Grantee to defer such Grantee's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

7.7  AMENDMENT AND TERMINATION

     The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, that the following amendments to the Plan shall not be effective until the stockholders of the Company approve such amendments in accordance with applicable law: (a) except as provided in Section 6.5, an increase of the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4, (b) a change in the requirements as to the class of Employees eligible to purchase Common Stock under the Plan, (c) an increase of maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception, (d) an extension of the term of the Plan, or (e) a decrease in the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

     No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

     In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, or (b) the Code (or regulations promulgated thereunder), require stockholder approval of an amendment to the Plan adopted by the Board in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then such amendment shall not be effective until such approval is obtained.

7.8  REQUIREMENTS OF LAW

     The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

7.9  RULE 16B-3 SECURITIES LAW COMPLIANCE

     With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

7.10  COMPLIANCE WITH CODE SECTION 162(M)

     Unless otherwise determined by the Committee with respect to any particular Incentive Award, it is extended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that any applicable types of Incentive Awards that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided that no such construction or amendment shall have an adverse effect on the prior grant of an Incentive Award or the economic value to a Grantee of any outstanding Incentive Award.

7.11  SUCCESSORS

     All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

7.12  MISCELLANEOUS PROVISIONS

     (a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

     (b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

     (c) The expenses of the Plan shall be borne by the Company.

     (d) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

7.13  SEVERABILITY

     In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

7.14  GENDER, TENSE AND HEADINGS

     Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

7.15  GOVERNING LAW

     The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Maryland, without regard to its conflicts of law provisions, except as superseded by applicable laws of the United States.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Key Energy Group, Inc. has caused this amended and restated Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of November 17, 1997.

ATTEST:                                                     KEY ENERGY GROUP, INC.

By: -------------------------------------------------       By: -------------------------------------------------
           Jack D. Loftis, Jr., Secretary                                Francis D. John, President

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                                     PROXY

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

                             KEY ENERGY GROUP, INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 13,
                                      1998

           The undersigned Stockholder of Key Energy Group, Inc. (the "Company" or "KEG") hereby constitutes and appoints Francis D. John and Jack D. Loftis, Jr., and each of them singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Stockholders to be held on Tuesday, January 13, 1998, at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816, at 11:00 a.m. local time, and at any and all adjournments thereof, in respect of all shares of the Common Stock, par value $.01 per share, of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

       ITEM 1. TO ELECT DIRECTORS:

       FOR ELECTING ALL NOMINEES       WITHHOLD AUTHORITY
       (except for person(s) whose     to vote for all nominees listed  [ ]
       whose names(s) is (are)
       written below)  [ ]

       Nominees: Francis D. John, David J. Breazzano, Kevin P. Collins, William Manly, W. Phillip Marcum and Morton Wolkowitz

       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME HERE:

       ------------------------------------------------------------------

                             (Continued and to be SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       ITEM 2: TO RATIFY THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK FROM 25,000,000 SHARES, PAR VALUE $.10 PER SHARE, TO 100,000,000 SHARES.

                    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

       ITEM 3:  TO RATIFY THE COMPANY'S 1997 INCENTIVE PLAN.

                    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

           Specify desired action by check marks in the appropriate spaces. This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND IN FAVOR OF ITEMS 2 AND 3. The persons named proxies have discretionary authority that they intend to exercise in favor of the proposals referred to and according to their best judgment as to other matters that properly come before the meeting or any adjournments thereof.

                                               Dated: __________________

                                               Please print name
                                               of Stockholder here: ____

                                               Please sign here: _______

                                               THE SIGNATURE ON THIS
                                               PROXY SHOULD CORRESPOND
                                               EXACTLY WITH THE
                                               STOCKHOLDER'S NAME AS
                                               PRINTED ABOVE. IN THE CASE
                                               OF JOINT TENANCIES,
                                               COEXECUTORS, OR
                                               CO-TRUSTEES, BOTH SHOULD
                                               SIGN. PERSONS SIGNING AS
                                               ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN SHOULD GIVE THEIR
                                               FULL TITLE.

                                               (PLEASE COMPLETE, SIGN,
                                               DATE AND RETURN THIS PROXY
                                               IN THE ENCLOSED ENVELOPE
                                               AS SOON AS POSSIBLE.)

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